Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Duos Technologies Group, Inc. and Subsidiaries of our report dated March 31, 2025 on the consolidated financial statements of Duos Technologies Group, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

July 30, 2025